                                     FORM OF
                                MASTER AGREEMENT

                                      AMONG

        TRUSTEES OF THE MASTER TRUST FOR THE INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS LOCAL UNIONS SAVINGS AND RETIREMENT PLAN AND TRUST,

                       SCARBOROUGH SECURITIES CORPORATION,

                  SECURITY BENEFIT LIFE INSURANCE COMPANY, AND

                           SECURITY DISTRIBUTORS, INC.

   THIS AGREEMENT is made as of the 1st day of July, 1999, by and among the following: Trustees of the Master Trust for the International Brotherhood of Electrical Workers Local Unions Savings and Retirement Plan and Trust (the "Trustees"); Scarborough Securities Corporation ("Scarborough"), One Bridge Street, Irvington, NY 10533; Security Benefit Life Insurance Company ("SBL"), with principal offices at 700 SW Harrison Street, Topeka, Kansas 66636; and Security Distributors, Inc. ("SDI"), 700 SW Harrison Street, Topeka, Kansas 66636; all parties to this Agreement.

                                   WITNESSETH:

   WHEREAS, certain local unions of the International Brotherhood of Electrical Workers ("IBEW") have established a Savings and Retirement Plan ("Plan") to allow their members to have the opportunity for a convenient method of regular savings, to receive higher rates of return than Plan participants could obtain individually, and to accumulate savings for the purchase of a supplementary retirement annuity or for such other purposes as the circumstances of a participant might require;

   WHEREAS, assets under the Plan have been held in trust for the benefit of eligible members of IBEW that participate in the Plan;

   WHEREAS, the Trustees wish to expand the investment options available to Eligible Persons consistent with the retirement purposes of the Plan;

   WHEREAS, the Trustees have determined that it would be in the best interests of the Eligible Persons and consistent with the retirement purposes of the Plan if a group variable annuity contract that offers multiple investment options were to serve as the investment vehicle for the Plan;

   WHEREAS, the Trustees, with the assistance of Scarborough, wish to take the steps necessary to permit Eligible Persons to participate in the Annuity Contract pursuant to the Plan, including amending the Plan to the extent necessary to permit investment in the Annuity Contract, amending the trust agreement under which assets are held in trust under the Plan for purposes of holding the Annuity Contract, and investing existing assets of the Plan in the Annuity Contract;

   WHEREAS, Scarborough, a registered broker-dealer with the Securities and Exchange Commission ("SEC") and a member of the National Association of Securities Dealers, Inc. ("NASD") has been retained by the Trustees to, among other things, facilitate the offering of the Annuity Contract to Eligible Persons;

   WHEREAS, SBL wishes to issue and administer a group annuity contract for purposes of investment by Eligible Persons pursuant to the Plan (the "Annuity Contract");

   WHEREAS,   SDI,  a   wholly-owned   subsidiary   of  SBL,  and  a  registered
broker-dealer with the SEC and a member of the NASD, wishes to serve as the distributor of the Annuity Contract;

   WHEREAS, this Agreement together with the Annuity Contract, the Trust as set forth in Section 2.1, the Distribution Agreement as described in Section 4.1, and the Custody Agreements as set forth in Section 3.5 are intended to serve as the framework for setting forth the contractual relationships, rights, responsibilities and obligations of the parties vis-a-vis one another; and

   WHEREAS, the parties have entered into a letter of intent dated June 30, 1999 which provides, among other things, that the parties shall enter into a Master Agreement setting forth the respective duties and obligations of the parties.

   NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                    ARTICLE 1
                             ADDITIONAL DEFINITIONS

   1.1 ACCOUNT VALUE - The amount held under the Annuity Contract, consisting of amounts credited to the account of each Participant.

   1.2 AFFILIATE - With respect to a party, any person controlling, controlled by, or under common control with, such party, but shall not include a Fund or Fund Series.

   1.3 ANNUITY CONTRACT - The group unallocated variable annuity contract developed by SBL in accordance with Article 3, as amended or revised from time to time in accordance with Article 3 of this Agreement.

   1.4  DISTRIBUTOR - SDI or any successor thereto.

   1.5  EFFECTIVE DATE - This Agreement shall be effective as of July 1, 1999.

   1.6 ELIGIBLE PERSONS - Any individual who is eligible to participate in the Plan under the terms of the Plan or the Trust.

   1.7 FUND and FUND SERIES - An investment company or series thereof serving as a funding medium for the Annuity Contract, which, subject to Section 3.3, shall include those Funds and Fund Series named in Section 3.3 of this Agreement as of the Effective Date, and any other investment company or series thereof that may be added as a funding medium for the Annuity Contract pursuant to a fund participation agreement with SBL as described in Section 3.3 of this Agreement.

   1.8 GENERAL ACCOUNT - The general account assets of SBL, which includes the assets of SBL other than those allocated to a separate account.

   1.9 INSURANCE COMMISSION - The appropriate agency charged with regulating insurance activities in a state or other jurisdiction.

   1.10 PARTICIPANT - A person eligible to participate in the Plan under the terms of the Plan and who participates in the Annuity Contract.

   1.11 PROSPECTUS - Unless the context otherwise requires, the prospectus and statement of additional information included in a Registration Statement or the definitive form thereof for the Annuity Contract and the Separate Account funding the Annuity Contract, including any supplement thereto, as filed with the SEC under the Securities Act of 1933 (the "1933 Act").

   1.12 RELATED AGREEMENTS - The final executed forms of the agreements that are the subject of exhibits to this agreement.

   1.13 REGISTRATION STATEMENT - Unless the context otherwise requires, a Registration Statement or amendment thereto for the Annuity Contract and the Separate Account funding the Annuity Contract, as filed with the SEC under the 1933 Act.

   1.14 THE 1933 ACT - The Securities Act of 1933, as amended.

   1.15 THE 1940 ACT - The Investment Company Act of 1940, as amended.

   1.16 SEC - The U.S. Securities and Exchange Commission.

   1.17 SEPARATE ACCOUNT - Each separate account of SBL supporting the Annuity Contract.

   1.18 SUBACCOUNT - A sub-division of the Separate Account representing an investment option available under the Annuity Contract.

   1.19 TRUST - A trust established to hold the Annuity Contract on behalf of Eligible Persons.

   1.20 TRUSTEES - The persons designated above and any persons who are successors to those persons as trustees of the International Brotherhood of Electrical Workers Local Unions Savings and Retirement Plan and Trust.

                                    ARTICLE 2
                               THE PLAN AND TRUST

   2.1 ORGANIZATION. The Trustees have established or will establish the Trust, which may be the successor to a trust that held assets under the Plan prior to the offering of the Annuity Contract and may incorporate in its terms the Plan, to serve as the contract holder of the Annuity Contract on behalf of Participants. The Trust shall be established by the Trustees entering into the International Brotherhood of Electrical Workers Local Unions Savings and Retirement Plan and Trust Agreement in the form attached in Exhibit 2.1.A. The Trust may be amended from time to time provided that such amendment is approved by the Trustees, Scarborough, and SBL, except that termination of the Trust shall not be considered an amendment for these purposes, and the Trust may be terminated pursuant to its terms, subject to Section 3.6 of this Agreement. Approval by SBL of any change or amendment to the Trust as provided above may be withheld only if SBL reasonably believes that the amendment would render the Trust other than a fixed investment trust as described in Treas. Reg. Section 301.7701-4(c), or if the amendment would render any aspect of the Trust or its operation unlawful.

   2.2 REPRESENTATIONS AND WARRANTIES. Each of the Trustees and Scarborough represent and warrant to SBL and SDI that on and after the earlier of the Effective Date or the date that the Trust first becomes the contract holder of the Annuity Contract that the Trust may lawfully be entered into on behalf of IBEW by those persons executing the Trust, the Trust is a duly organized trust under Kansas law and is validly existing; and the Trustees have all requisite power to carry on the business of the Trust as contemplated under its terms.

   2.3 COVENANTS. The Trustees covenant that they shall take all steps necessary to maintain the Trust and the Plan so that the representations and warranties set forth in Section 2.2 continue to be true for the duration of this Agreement. The Trustees further covenant that they shall take all steps necessary to maintain the Trust as a fixed investment trust as described in Treas. Reg. Section 301.7701-4(c) so that the participations in the Annuity Contract for Participants are deemed to be held by such individuals and not by the Trust for tax purposes and that they shall not take any action or omit to take any action for the duration of this Agreement that would render the Trust and the Plan other than a fixed investment trust as described in Treas. Reg. Section 301.7701-4(c). The Trustees agree to promptly notify SBL and SDI in the event that any of the representations and warranties set forth in Section 2.2 no longer continue to be true or in the event that the Trust and Plan cease to be a fixed investment trust as described in Treas. Reg. Section 301.7701.4(c).

   2.4 TRANSFER OF ASSETS. As soon as practicable after the Effective Date, the Trustees shall cause the assets of the Plan to be invested in the Annuity Contract. Scarborough agrees to facilitate and coordinate such investment of assets, and to provide to SBL information as to the names of the persons participating in the Plan as of such date to which the transferred amounts should be credited as Account Value under the terms of the Annuity Contract, and who shall become participants in the Annuity Contract on such date.

   2.5 TRUST EXPENSES. SBL agrees to pay Scarborough an amount not to exceed an annual rate of 0.07% of the total Account Value under the Annuity Contract so that Scarborough may pay the administrative expenses of the Trust. SBL shall pay such amount on a monthly or other period agreeable to SBL as directed by the Trustees or a person designated by the Trustees.

                                    ARTICLE 3
             DEVELOPMENT AND ADMINISTRATION OF THE ANNUITY CONTRACT

   3.1 DEVELOPMENT OF THE ANNUITY CONTRACT. The parties acknowledge that SBL has consulted with Scarborough on the terms of the Annuity Contract and the investment options to be offered thereunder. SBL agrees that it shall develop the Annuity Contract, participation interests of which shall be offered to Eligible Persons and held by the Trust. The Annuity Contract shall be the form of annuity contract included in Exhibit 3.1.A of this Agreement. The Annuity Contract may be amended from time to time by SBL in accordance with its terms, provided that any such amendments are approved in advance by the Trustees or a person designated by the Trustees. As soon as possible following the Effective Date, SBL shall, at its own expense, file an appropriate Registration Statement with the SEC with respect to the Annuity Contract.

   3.2 PRODUCT DESIGN. The parties agree that SBL shall require from each Eligible Person who becomes a Participant after the Effective Date, a minimum initial purchase payment of $2,000 and that the minimum subsequent purchase payment shall be $100, except that there is no minimum for automatic investments. The maximum purchase payment is $1,000,000 per Participant. The parties further agree that the minimum partial withdrawal and the minimum systematic withdrawal amount is $100 and SBL may limit the frequency of transfers among investment options in the future. The foregoing requirements are not set forth in the Annuity Contract. SBL and the Trustees agree that the Annuity Contract shall contain, among other terms as provided in the form of Annuity Contract in Exhibit 3.1.A, the following terms:

        (a)  annuity options;

        (b) overall limits on charges and expenses, including a limit of an annual rate of 1.29% of Separate Account assets for mortality and expense risk, and a guaranteed limit of 0.10% of Separate Account assets for administrative expenses;

        (c)  no sales charge or deferred sales charge;

        (d) an allocation option ("Stable Value Option") that pays interest guaranteed by SBL and that is supported for accounting purposes by an insulated non-unitized separate account of SBL (and which separate account shall not be commingled with any other assets of SBL or any third party nor used for any other SBL annuity or life insurance contract other than the Annuity Contract) under which the current rate of interest, subject to crediting consistent with an option that is not a security pursuant to Section 3(a)(8) of the 1933 Act, under which SBL would pay a current rate based upon the projected rate of interest that SBL, in its reasonable business judgment, taking into account factors including its own investment risk, believes can be earned on any assets allocated by Participants to the Stable Value Option ("Allocated Assets"), less a spread, which will be a percentage of Allocated Assets and any credit allocated thereto in an amount equal to the charges imposed on the Separate Account for administration and mortality and expense risks plus the investment advisory fee payable to an investment adviser engaged to manage the assets allocated to the Stable Value Option and amortizing any unrealized gain or loss with respect to the Allocated Assets; and (e) the right to substitute securities for securities underlying the Separate Account.

   3.3 FUND OPTIONS. The parties agree that the Annuity Contract will offer multiple investment options. SBL agrees to use its reasonable best efforts to enter into fund participation agreements with the investment companies that follow, or the investment companies containing the series that follow, and, as appropriate, the investment adviser or other service providers to such investment companies or series, with a view that each shall become a Fund that underlies the Separate Account: the International Series and Equity Income Series of SBL Fund; the T. Rowe Price Mid Cap Growth Portfolio of the T. Rowe Price Equity Series, Inc.; and the Goldman Sachs Capital Growth Fund and the Goldman Sachs CORE Small Cap Equity Fund of the Goldman Sachs Variable Insurance Trust. The parties acknowledge that SBL is under no obligation to enter into an agreement with any of the aforesaid investment companies (and investment advisers or other service providers) in the event that such parties are not willing to provide SBL with the contractual protection reasonably requested by SBL consistent with industry practice. In the event that SBL is not able to reach agreement and one or more of the aforesaid investment companies does not become a Fund under the Annuity Contract, SBL shall use its reasonable best efforts to enter into fund participation agreements with other investment companies identified by the Trustees and acceptable to SBL. SBL shall enter into an investment advisory agreement with T. Rowe Price Stable Asset Management, Inc. ("TRP") in substantially the form set forth in Exhibit 3.3A, pursuant to which TRP shall become the investment adviser to the Allocated Assets in connection with the Stable Value Option. SBL agrees to consider in good faith upon reasonable request of the Trustees at any time during the term of this Agreement the addition of new investment options to become Funds under the Annuity Contract. The parties acknowledge that SBL is not responsible for the actions or omissions of any Fund underlying the Separate Account, except to the extent that SBL has contractual obligations to any such Fund.

   3.4 EXCLUSIVITY OF ANNUITY CONTRACT. SBL shall offer participation interests in the Annuity Contract solely to Eligible Persons. Nothing in this Agreement shall prevent SBL from offering to other persons annuity contracts containing terms that are the same as those in the Annuity Contract. Nothing in this Agreement shall prohibit SBL, or an Affiliate thereof, from entering into a participation agreement with a Fund so that such Fund may act as an investment vehicle for a variable annuity or life insurance product of SBL or an Affiliate thereof other than the Annuity Contract.

   3.5 CUSTODY. The Trustees shall enter into a Custody Agreement between the Trustees on behalf of the Trust and a bank acceptable to SBL in the form of the Custody Agreement included in Exhibit 3.5.A, under which the Custodian shall be appointed by the Trustees to accept delivery of the Annuity Contract on behalf of the Trust. SBL shall deliver the Annuity Contract to the Trust through delivery to the Custodian. In the event that the Custody Agreement shall be terminated for any reason, the Annuity Contract shall be held by the Trustees in a manner acceptable to the Trustees and to SBL. SBL shall enter into a Custody Agreement between SBL and a bank acceptable to the Trustees in the form of the Custody Agreement included in Exhibit 3.5.B, under which the Custodian shall be appointed by SBL to maintain custody of the assets allocated under the Annuity Contract to the Stable Value Option and deposited by SBL for accounting purposes to a non-unitized separate account.

   3.6 EARLY TERMINATION. If during the five year period beginning on the Effective Date, the Trustees or Scarborough (1) dissolve or terminate the Trust, or (2) establish, facilitate, or permit another substantially similar investment or savings option, plan, or vehicle for Eligible Persons other than the Annuity Contract, whether through the Trust or otherwise, then the Trustees shall authorize and direct the Trust to pay liquidated damages to SBL of an amount equal to the following: (1) 0.35% of the greater of (a) the total Account Value under the Annuity Contract as of the date of the violation or (b) $100 million times the number of years (including fractional amounts for any portion of a year) remaining in the initial five-year term of this Agreement, plus (2) $200,000 times a percentage equal to x/60 where x is equal to the number of months remaining in the initial five-year term of this Agreement; provided, however, that the foregoing liquidated damages shall not be paid or apply in the event that (i) SBL consents in writing to such action by the Trustees, or (ii) an Excusing Condition occurs. An Excusing Condition shall occur if:

        (a)  SBL should fail to maintain the  financial  standards  set forth in
             Schedule 3.6A, or

        (b)  SBL  continues to fail to meet the service  standards  specified in
             Schedule 3.8A for 120 days or more after being notified in writing by Scarborough or the Trustees of any such failure, or

        (c) SBL should no longer be able to act as an insurance company under applicable law.

   3.7  CONTINUOUS  OFFERING.   SBL  agrees  to  take  all  steps  necessary  to
        continuously offer during the term of this Agreement participation interests in the Annuity Contract to Eligible Persons. Accordingly, SBL, with the assistance of SDI where appropriate, agrees at its expense:

        (a) to develop and prepare all necessary annuity contract forms, participation forms, related applications, Registration Statements, Prospectuses and other documents in the appropriate form, and for establishing the appropriate Separate Account and Subaccounts to support the Annuity Contract and invest in each Fund;

        (b) to file all such annuity contract forms, participation enrollment forms, applications, Registration Statements, Prospectuses and other documents with the SEC and any Insurance Commission as deemed appropriate by SBL; and

        (c) to file amendments to the annuity contract forms, participation forms, applications, Registration Statements, Prospectuses and other documents to the extent appropriate or required by applicable law.

   3.8 ANNUITY CONTRACT AND SEPARATE ACCOUNT ADMINISTRATION. SBL shall be responsible for the insurance underwriting, issuance, and administration of the Annuity Contract and Separate Account. Accordingly, SBL shall provide the following services: calculation of Separate Account accumulation and annuity unit values; and processing premiums, withdrawals and transfers of Account Value. In addition, with respect to interests of Participants, SBL shall provide the following services: establishing individual accounts for Participants; tracking Participant account balances and cost basis; generation and delivery of confirmations of Participant transactions under the Annuity Contract; generation and delivery of Participant quarterly or other periodic statements; and tax reporting with respect to Participant transactions under the Annuity Contract. In rendering these services, SBL shall exercise reasonable care and perform at a level commensurate with the standards set forth in Schedule 3.8.A.


                                    ARTICLE 4
                                  DISTRIBUTION

   4.1 DISTRIBUTION. SDI shall serve as the distributor for the Annuity Contract. SDI and Scarborough shall enter into a Distribution Agreement in substantially the form set forth in Exhibit 4.1.A. Pursuant to the Distribution Agreement, Scarborough shall be authorized to solicit Eligible Persons to become Participants in the Annuity Contract.

   4.2 EXCLUSIVITY FOR SCARBOROUGH. SBL and SDI agree that Scarborough is the exclusive person that may be appointed to solicit Eligible Persons to become Participants in the Annuity Contract, and no other person may be so appointed unless:

        (a)  Otherwise agreed to in writing by Scarborough;

        (b) Scarborough should become ineligible to render the services under the Distribution Agreement for any reason under applicable law, including, but not limited to, suspension of its registration as a broker-dealer with the SEC, or if Scarborough should no longer be registered as a broker-dealer with the SEC or with any state where necessary to solicit Eligible Persons to become Participants in the Annuity Contract, or if Scarborough or its pertinent associated persons should not be licensed under applicable insurance law to solicit participation in the Annuity Contract; or

        (c)  Approved by the Trustees.

   4.3 OTHER SERVICES. Scarborough shall perform the following administrative functions relating to the Annuity Contract: (i) preparing information relating to the Annuity Contract for delivery to Eligible Persons or to Participants; (ii) preparing communications for Participants and Eligible Persons, responding to questions from Participants and Eligible Persons, and performing general customer service functions; (iii) preparing year-end reports for the Trustees; (iv) effecting changes relating to the Participants, including change of address; (v) effecting transfers of Account Value or changes in the allocation of future purchase payments as instructed by Participants; (vi) authorizing telephone transfers of Account Value upon receipt of written instructions from a Participant; and (vii) providing other necessary documents and reports in an efficient and timely manner. Scarborough will effect changes in Participant records either through e-mail instructions to SBL, or if available, through direct access to SBL's Participant recordkeeping system. In rendering these services, Scarborough shall exercise reasonable care and perform at a level commensurate with standards then prevailing in the industry. Scarborough and SBL shall indemnify and hold harmless one another for any losses, claims, damages or expenses (including attorneys' fees) arising from its bad faith, willful misfeasance, negligence or failure to properly perform its administrative functions as set forth in this Section 4.3.


                                    ARTICLE 5
                            COMPENSATION AND EXPENSES

   5.1 COMPENSATION FOR SBL. Unless the parties otherwise agree in writing and except as provided in this Section 5.1 or Section 3.6, the sole source of compensation for SBL for carrying out its responsibilities and obligations assumed under this Agreement or the Related Agreements shall be the revenues derived from the charges deducted under the Annuity Contract. The parties acknowledge that SBL has incurred significant administrative, systems, and development expenses in exploring the feasibility of offering the Annuity Contract to Eligible Persons, and acknowledge that additional fees will be incurred by SBL on and after the Effective Date in meeting the obligations set forth herein and in designing and offering the Annuity Contract in a manner which is anticipated to meet the needs of the parties and the requirements of applicable law. Within fifteen (15) days of the Effective Date, the Trustees agree to authorize, and make payment, from the Trust to SBL in the amount of $230,000 for such development expenses.

   5.2 COMPENSATION FOR SCARBOROUGH. Unless the parties otherwise agree in writing, the sole source of compensation for Scarborough for carrying out its responsibilities and obligations under this Agreement and the Distribution Agreement shall be compensation paid to Scarborough by SDI under the Distribution Agreement. Such compensation shall be paid monthly in an amount equal to 1/12 of 0.75% applied to Account Value as of each calendar month end.

   5.3 EXPENSES. Except as otherwise provided herein and in the Related Agreements, each party shall bear the expenses it incurs in carrying out its responsibilities and obligations assumed under this Agreement or the Related Agreements. SBL or SDI shall bear the cost of printing Prospectuses and participation enrollment forms for the Annuity Contract and mailing Prospectuses to Participants. Scarborough shall bear the cost of development and printing of any advertisements or sales literature for the Annuity Contract; provided that SBL shall assist Scarborough in developing the initial marketing brochure and will pay the cost of printing the initial brochure, subject to a maximum cost of $10,000.

                                    ARTICLE 6
                               PROPRIETARY MATTERS

   6.1  TRADEMARKS.

        (a)  SBL LICENSED MARKS.

             SBL is the owner of all right, title and interest in and to the name, trademark and service mark "SBL" used in connection with the sale and promotion of financial and insurance products and any other names, trademarks, service marks or logos later specified by SBL (the "SBL licensed marks" or the "licensor's licensed marks"). SBL hereby grants to Scarborough a non-exclusive license to use the SBL licensed marks in connection with its performance of the services contemplated by this Agreement and the Related Agreements, subject to the terms and conditions set forth in paragraph (b) hereof.

        (b)  TERMS AND CONDITIONS.

             (i) TERM. The grant of license by SBL (a "licensor") to Scarborough thereof (the "licensee") shall terminate automatically when this Agreement ceases to be in effect or sooner upon termination by the licensor by written notice, unless otherwise agreed in writing by the parties. Upon automatic termination, every licensee shall cease to use the licensor's licensed marks.

             (ii) APPROVAL OF  TRADEMARK-BEARING  MATERIALS.  Licensee shall use the SBL licensed marks in accordance with the instructions of SBL and licensee shall not use the SBL licensed marks on any advertising or other printed materials or other media unless SBL has approved such use in advance; provided that licensee may use the SBL licensed marks in the normal course of performing its services and functions with respect to the Annuity Contract, all as contemplated by this Agreement. SBL shall have the right at reasonable times and upon reasonable intervals upon 15 days' written notice to licensee to review all literature and other media describing or offering the Annuity Contract.

   6.2 CONFIDENTIALITY. Each party to this Agreement shall keep confidential the terms and provisions of this Agreement (except as otherwise required by law or regulation), the parties' respective methods of doing business, the names, addresses and other personal information relating to Participants, and any other information proprietary to any party to this Agreement, and shall not reproduce, disseminate or otherwise publish the same to any person not a party to this Agreement, without the prior written approval of the other parties to this Agreement (except as required by law or regulation and then only upon prior written notice to the other party). THE FOREGOING OBLIGATION OF CONFIDENTIALITY SHALL NOT APPLY TO INFORMATION THAT: (A) IS OR BECOMES PUBLICLY KNOWN OR READILY ASCERTAINABLE BY THE PUBLIC THROUGH NO WRONGFUL ACT OF THE RECIPIENT; (B) IS ALREADY KNOWN TO THE RECIPIENT OR HAS BEEN INDEPENDENTLY DEVELOPED BY OR FOR THE RECIPIENT WITHOUT UTILIZING THE CONFIDENTIAL INFORMATION; (C) THE RECIPIENT RECEIVES FROM A THIRD PARTY, IF THE RECIPIENT DOES NOT KNOW OF ANY RESTRICTIONS ON THE DISCLOSURE OF THAT INFORMATION; (D) THE DISCLOSER DISCLOSES TO A THIRD PARTY WITHOUT SIMILAR RESTRICTIONS ON DISCLOSURE; OR (E) IS LAWFULLY REQUIRED TO BE DISCLOSED UNDER APPLICABLE LAW, PROVIDED THAT BEFORE MAKING SUCH DISCLOSURE THE RECIPIENT SHALL GIVE THE DISCLOSER AN ADEQUATE OPPORTUNITY TO INTERPOSE AN OBJECTION AND/OR TAKE ACTION TO ASSURE CONFIDENTIAL TREATMENT OF SUCH INFORMATION.

   6.3 PUBLIC ANNOUNCEMENTS. To the extent reasonably feasible, the parties shall confer with one another prior to the issuance of any reports, statements or releases pertaining to this Agreement, the Annuity Contract and the transactions contemplated hereby, except that a party will in any event have the right to issue any such reports, statements or releases if such issuance is required to comply with the requirements of any applicable federal, state or local laws and regulations.

                                    ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

   7.1 ORGANIZATION AND GOOD STANDING. Except for the Trustees, each party hereto represents that it is a corporation duly organized, validly existing and in good standing under the laws of that jurisdiction set forth on page one of this Agreement; has all requisite corporate power to carry on its businesses as it is now being conducted and is qualified to do business in each jurisdiction in which it is required to be so qualified; and is in good standing in each jurisdiction in which such qualification is necessary under applicable law.

   7.2 AUTHORIZATION. Each party hereto represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or other action by such party, and when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

   7.3 NO CONFLICTS. Each party hereto represents that the consummation of the transactions contemplated herein and in the Related Agreements, and the fulfillment of the terms of this Agreement and the Related Agreements, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of such party, or any indenture, agreement, trust instrument, mortgage, deed of trust, or other instrument to which such party is a party or by which it is bound, or violate any law, or, to the best of such party's knowledge, any order, rule or regulation applicable to such party of any court or of any federal or state regulatory body, administrative agency or any other governmental instrumentality having jurisdiction over such party or any of its properties.


                                    ARTICLE 8
                         REMEDIES AND DISPUTE RESOLUTION

   8.1  RIGHTS,  REMEDIES,  ETC,  ARE  CUMULATIVE.   The  rights,  remedies  and
        obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of a party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

   8.2 INTERPRETATION, JURISDICTION, ETC. This Agreement, together with the Related Agreements, constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. This Agreement shall be construed and its provisions interpreted under and in accordance with the laws of the state of Kansas without giving effect to principles of conflict of laws. This Section 8.2 shall not be construed to deny SBL, or an Affiliate thereof, of any rights to which it is entitled as an owner of shares of a Fund or Fund Series.

   8.3 SEVERABILITY. This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced only to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duty enforceable as if the provision at issue had never been a part hereof.

                                    ARTICLE 9
                              TERM AND TERMINATION

   9.1 TERMINATION. This Agreement shall be in effect for an initial term of five years from the Effective Date, which term is automatically renewable for succeeding one-year terms ending on the anniversary of the Effective Date. This Agreement will terminate automatically in the event that the Trustees or Scarborough (1) dissolve or terminate the Trust, or
        (2) establish, facilitate, or permit another substantially similar investment or savings option, plan or vehicle for Eligible Persons other than the Annuity Contract, whether through the Trust or otherwise. This Agreement may be terminated by SBL or the Trustees after the initial five-year term on the annual anniversary of the Effective Date provided that 60 days' advance written notice is provided to the other party. In addition, the following parties may terminate the Agreement as follows:

        (a) The Trustees may terminate the Agreement at any time upon 60 days' written notice in the event that an Excusing Condition as defined in Section 3.6 of this Agreement, occurs.

        (b) The Trustees may terminate the Agreement at any time SBL shall have become insolvent or if, in the Trustees' reasonable good faith judgment, there is an event, occurrence or circumstance, including the enactment of federal or state legislation, a court decision, or other change in circumstances which makes the Annuity Contract a per se unsuitable investment for Eligible Persons;

        (c) The Trustees may terminate this Agreement promptly upon written notice to SBL in the event of a breach of a representation or warranty by SBL or SDI or in the event that the Trustees reasonably believe that performance of the obligations of any party under this Agreement or the Related Agreements may involve a violation of applicable law.

        (d) SBL or SDI may terminate this Agreement immediately upon notice to the Trustees and Scarborough (i) in the event of a breach of a representation or warranty by the Trustees or Scarborough, or (ii) in the event that SBL or SDI reasonably believes that performance of the obligations of any party under this Agreement or the Related Agreements may involve a violation of applicable law, or (iii) in the event that Scarborough is no longer registered as a broker-dealer with the SEC.

             Upon termination of this Agreement, the parties shall cooperate and use their best efforts to cause the Annuity Contract, without penalty, to be assumed by one or more other insurance carriers designated by the Trustees. It is understood that SBL may structure the exchange as a reinsurance, coinsurance, or similar transaction, or in the alternative, the Trustees or Scarborough shall have the right to make arrangements for an exchange of all or a portion of the Annuity Contract then outstanding, into insurance contracts issued by another insurance carrier mutually acceptable to the parties; provided that the Trustees or Scarborough first obtains an opinion of counsel from counsel mutually acceptable to the parties that such an exchange is consistent with, and does not affect, the status of the trust as a fixed investment trust described in Treas. Reg. Section 301.7701.4(c). SBL shall not be entitled to compensation from such insurance carrier in connection with such transaction or exchange other than to recover its expenses, including the expense of disintermediation. The expense of disintermediation shall be the amount by which the market value of assets allocated to SBL's insulated non-unitized separate account supporting the Stable Value Option is less than the amount of Account Value allocated to the Stable Value Option under the Annuity Contract, determined as of the date that the reinsurance, coinsurance, exchange or similar transaction is effected. Notwithstanding anything set forth herein to the contrary, the respective rights and liabilities of the parties under this Agreement and the Related Agreements shall survive the termination of this Agreement.

   9.2 CHANGES RELATING TO SCARBOROUGH OR THE TRUST. SBL shall have the right in its sole discretion, to make changes in the Annuity Contract or another Related Agreement, including causing a substitution of a Fund or Fund Series, upon the occurrence or determination of any of the following events:

        (a) The Trust or Scarborough or an Affiliate thereof files a voluntary petition in bankruptcy or for reorganization or shall be the subject of an involuntary petition in bankruptcy for liquidation or reorganization, or has a receiver, liquidator or trustee appointed over its affairs; or

        (b) In SBL's good faith judgment, there is an event, occurrence or circumstance including the enactment of federal or state legislation, court decision, a change in circumstances which makes the Annuity Contract or insurance contracts of that type a PER SE unsuitable investment for Eligible Persons.

   9.3  ASSIGNMENT  AND  TRANSFER.   This  Agreement  may  not  be  assigned  or
        transferred by any party, except with the written consent of the other parties hereto.

                                   ARTICLE 10
                               GENERAL PROVISIONS

   10.1 COOPERATION. Each party agrees to cooperate with the other party or parties to this Agreement and with pertinent regulatory authorities in the event that a regulatory authority, including, but not limited to, the SEC, an Insurance Commissioner, or the Internal Revenue Service, examines, investigates, or makes inquiries to any party to this Agreement that relates directly or indirectly to this Agreement or the Related Agreements.

   10.2 NOTICE, CONSENT AND REQUEST. Any notice, consent or request required or permitted to be given by a party to any other party shall be deemed sufficient if sent by facsimile transmission followed by Federal Express or other overnight carrier, or if sent by registered or certified-mail, postage prepaid, addressed by the party giving notice to any other party at the following addresses (or at such other address for a party as shall be specified by like notice);

                  if to the Trustees to:

                           c/o Scarborough Alliance Corporation
                           One Bridge Street, Irvington, NY 10533
                           Attn:  Mr. Denis Cardone

                  if to Scarborough Securities Corporation to:

                           Attn: Mr. Dennis Cardone
                           One Bridge Street, Irvington, NY  10533

                  if to Security Benefit Life Insurance Company to:

                           Attn: Ms. Amy Lee, Esq.
                           700 SW Harrison Street, Topeka, Kansas 66636

   10.3 CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

   10.4 COUNTERPART. This Agreement may be executed in two or more counterparts, each of which taken together shall be deemed to be one and the same instrument.

   10.5 AMENDMENT. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

   IN WITNESS WHEREOF, the parties hereto have each duly executed this Agreement as of the day and year first above written.

SECURITY BENEFIT LIFE INSURANCE COMPANY

By its authorized officer

By:
         ----------------------------------------------
Title:
         ----------------------------------------------
Date:

SECURITY DISTRIBUTORS, INC.

By its authorized officer

By:
         ----------------------------------------------
Title:
         ----------------------------------------------
Date:

TRUSTEES OF THE INTERNATIONAL BROTHERHOOD
OF ELECTICAL WORKERS LOCAL UNIONS SAVINGS
AND RETIREMENT PLAN AND TRUST

By its authorized officer

By:
         ----------------------------------------------
Title:
         ----------------------------------------------
Date:

SCARBOROUGH SECURITIES CORPORATION

By its authorized officer

By:
         ----------------------------------------------
Title:
         ----------------------------------------------
Date:

                                LIST OF EXHIBITS


Exhibit 2.1.A International Brotherhood of Electrical Workers Local Unions Savings and Retirement Plan and Trust Agreement

Exhibit 3.1.A     Annuity Contract

Exhibit 3.5.A     Custody Agreement for holding the Annuity Contract

Exhibit 4.1.A Distribution Agreement between Securities Distributors, Inc. and Scarborough Securities Corporation

                                LIST OF SCHEDULES

Schedule 3.6A     Minimum Financial Ratios for Security Benefit Life

Schedule 3.8.A    Standards of Service for Security Benefit Life